EXHIBIT 99.1

David T. Taber, President & CEO
Mitchell A. Derenzo, Executive Vice President & CFO
Page 4 of Page 26

Forward-Looking Statements

Howe Barnes Hoefer & Arnett, Inc 15th Annual Community Bank Conference August 17, 2010

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent reports filed on Form 10-Q and Form 8-K.  The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.
Page 5 of Page 26

Company Profile

Headquarters

Rancho Cordova, CA  a Suburb of Sacramento
Founded	Total Assets
1983	$579 million
Shareholders’ Equity $90 million	3-Month Average Volume 20,648 shares per day
Insider Ownership	Institutional Ownership
8%	38%

Page 6 of Page 26

Diverse and Large Market

$52 Billion in Deposit Potential*

*FDIC market share data for Amador, Placer, Sacramento and Sonoma Counties as of June 30, 2009

Page 7 of Page 26

Strategic Direction

Organic Growth in Markets We Currently Serve:

●           Low‐cost core deposits

●           Focus on credit quality

Business Banking Niches that Differentiate Us:

●           Small business  sales between $1  $30 million

●           High Net Worth individuals (business owners)

●           Business Niches: Building Trades, Wholesalers, Manufacturers, Professionals,  Faith Based, Fiduciaries and Property Managers.

Relationship Banking:

●          Focus not only on the business itself, but its owners, their families and their employees

●          Provide 360 degree banking needs for each relationship
Page 8 of Page 26

Experience Matters…Leadership Counts

Name	Position	Industry Experience
David Taber	President	27 years
Chief Executive Officer
Mitchell Derenzo	Executive Vice President	22 years
Chief Financial Officer
Doug Tow	Executive Vice President	31 years
Chief Credit Officer
Kevin Bender	Executive Vice President	24 years
Chief Operating Officer

Page 9 of Page 26

Our Executive Team has been Together for 16 Years

Proactive Credit Management

●           Veteran credit management team with an aggressive workout and collection philosophy

●           Keys to “Best Practices” portfolio management: Accurate & timelyrisk ratings, loan watch meetings, regular stress testing and regular third party loan reviews

●           Recourse and cash flow lending with primary, secondary and tertiary sources of payments

●           Focused on loan types and markets within core competency (industry niches, geography and loan size).  Historically proven to be a successful strategy
Page 10 of Page 26

Core Earnings

Net Income vs. Income Before Credit Costs
Page 11 of Page 26

Core Earnings

Strong & Stable Interest Margin Through Rate Cycles
Page 12 of Page 26

No Impact from Overdraft Protection Regulations

No major changes to fee income
Page 13 of Page 26

Success is in the Deposit Mix

Core Deposits

Overall Cost of Deposits (2Q’10): 0.65%

Core deposits consist of noninterest bearing, interest checking, money market and savings.

As of  June 30, 2010
Page 14 of Page 26

Success is in the Deposit Mix

Total Deposit Mix

Average Account Balances:
Non-interest checking:	$19,000
Interest checking:	$19,000
Money market:	$124,000

As of  June 30, 2010
Page 15 of Page 26

Diversified Loan Composition
As of  June 30, 2010
Page 16 of Page 26

Diversified Loan Composition

Total Gross Loans: $361.4  million

As of  June 30, 2010
Page 17 of Page 26

Diversified Loan Composition

Investor and Owner-Occupied Commercial Real Estate (CRE) Portfolio by Sector

Investor CRE

Owner-Occupied CRE

As of June 30, 2010
Page 18 of Page 26

Asset Quality

	June 30, 2010	December 31, 2009
Non‐performing loans that are	$2,284,000	$2,133,000
current to term*
Non‐performing loans that are past	$16,975,000	$18,831,000
due
Other real estate owned (net)	$3,219,000	$2,508,000
	$22,478,000	$23,472,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms
Page 19 of Page 26

Asset Quality

Non-Performing Assets 6/30/10

Loan Losses Last Eight Quarters

As of June 30, 2010
Page 20 of Page 26

Capital Ratios

Strong Capital Position

●   Completed successful capital raise in December 2009 with net proceeds of  $23.9 million

●   $90 million in Shareholder’s Equity

As of June 30, 2010
Page 21 of Page 26

The Right Mix of Service and Sales

Sales

üFeet‐on‐the‐Street Prospecting
üFinancial Reviews
üServices per Household
üBank Local
üResult‐driven Marketing
Page 22 of Page 26

The Right Mix of Service and Sales

Service

Client Satisfaction Survey based on Forrester Research Methodology

Customer Experience Predictive Index (CxPi)	American River Bank	Industry Average
Useful: How effective are we at meeting your needs?	Excellent (92%)	Good (77%)
Ease of Use: How easy is it to work with us?	Excellent (95%)	Good (77%)
Enjoyable: How enjoyable are your interactions with us?	Excellent (96%)	Poor (59%)

Necessary
Degree of
Loyalty Index	American River Bank	Correlation
Willingness to Repurchase: How likely are you to use us for future banking
needs?	Very High (90%)	Very High (70%+)
Likelihood to Recommend: How likely is it that you would recommend us to
a friend or colleague?	Very High (90%)	Very High (70%+)

Reluctance to Switch: How likely are you to switch from us to another bank?	Very High (71%)	High (51% -70%)

Client Satisfaction Survey by American River Bank, 2/1/10 to 7/31/10.  Forrester Research 2008 CxPi Report Average by Industry (Banks)
Page 23 of Page 26

People – Our Greatest Asset

Attracting, Retaining and Recognizing the Best Employees in the Industry

Engaged Employees

ü           Relationship Managers: all employees empowered to serve the client

ü           Career development and internal promotion

ü           Culture of Team Collaboration
Page 24 of Page 26

The AMRB Difference

Strong Core Deposit Base: Low cost funding drives profitability

Organic Growth Opportunities: The four combined counties in which we operate had a total of $52 billion deposits as of June 30, 2009

Strategic Growth Opportunities: Strong capital and liquidity for acquisitions

Business Banking Niches that Differentiate: Small business  sales between $1  $30M

Relationship Banking: Focus not only on the business itself, but its owners, their families and their employees

Proven Track Record of Efficiency and Bottom Line Focus: AMRB has posted positive earnings per share since 1984 and efficiency ratios well below our peers
Page 25 of Page 26

Right People.  Right Products.  Right Market.
Questions?
Page 26 of Page 26